UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The information in Item 2.02 of this Current Report, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

On August 21, 2014, Marvell Technology Group Ltd. (“Marvell”) issued a press release regarding its financial results for its second fiscal quarter ended August 2, 2014. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Discussion of Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), Marvell also reports non-GAAP financial measures. Pursuant to the requirements of Regulation G, Marvell has provided reconciliations with the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures included in the press release. Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other exit-related costs, litigation settlement and certain one-time expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how Marvell analyzes its operating results internally. Management also believes that these non-GAAP financial measures may be used to facilitate comparisons of Marvell’s results with that of other companies in its industry.

Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•	Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award);

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets; and

•	Management’s performance comparisons with internal forecasts and analysis of operating results.

Non-GAAP financial measures are adjusted by the exclusion of the following items:

•	Share-based compensation expense. Share-based compensation expense relates primarily to employee stock options, restricted stock units and the employee stock purchase plan. Share-based compensation expense is a non-cash expense that is affected by changes in market forces, such as the price of Marvell’s common shares, which is not within the control of management. In addition, the valuation of share-based compensation is highly subjective, and the expense recognized by Marvell may be significantly different than the expense recognized by other companies for similar equity awards, which makes it difficult to assess Marvell’s results compared to its competitors. Accordingly, management excludes this item from its internal operating forecasts and analysis of operating results.

•	Amortization and write-off of acquired intangible assets. Purchased intangible assets relate primarily to existing and core technology, and customer relationships of acquired businesses. Management considers these charges non-cash in nature and unrelated to Marvell’s core operating performance.

•	Acquisition-related costs. Acquisition-related costs primarily include the amortization of retention bonuses required by the terms of the acquisition. Management believes these charges are unrelated to the core operating activities for Marvell, and the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Marvell’s performance against the performance of other companies without this variability.

•	Restructuring and other exit-related costs. Restructuring and other exit-related costs include costs that qualify under U.S. GAAP as restructuring costs, as well as operating expenses related to a product line classified as held-for-sale that did not qualify as discontinued operations. These charges are not directly related to Marvell’s ongoing or core business results. Management regularly excludes such items from internal operating forecasts and analysis of operating results because they are not considered a core operating activity for Marvell and because the frequency and variability in the nature of the charges can vary significantly from period to period. Excluding this data provides investors with a basis to compare Marvell’s performance against the performance of other companies without this variability.

•	Litigation Settlement. Consistent with U.S. GAAP, the total cost of a litigation settlement is apportioned between past sales and anticipated future sales of the allegedly infringing products. The amount apportioned to past sales is expensed in the current period and the amount apportioned to future sales is expensed as cost of goods sold over the useful life of the license. Since the amount charged in the current period may relate to several years of past product sales, management regularly excludes such charge from its internal operating forecasts and analysis of its operating results. These charges do not relate to current business activity for Marvell. The frequency and variability in the nature of the charges can fluctuate significantly from period to period. Excluding this data provides investors with a basis to compare Marvell’s current performance against the performance of other companies without this variability

•	Other. From time to time, Marvell has other costs/benefits that are not directly related to Marvell’s ongoing or core business results. For example, in the quarter ended August 2, 2014, Marvell recorded an expense of $2.2 million for costs associated with the surety bond to appeal the Carnegie Mellon University judgment. Excluding this data provides investors with a basis to compare Marvell’s performance against the performance of other companies without this variability.

The calculation of non-GAAP net income per share is adjusted for the following item:

•	Non-GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares (diluted). For purposes of calculating non-GAAP net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. For GAAP purposes under the treasury stock method, this future share-based compensation is treated as proceeds assumed to be used to repurchase shares. Since Marvell’s non-GAAP net income does not include share-based compensation, management believes the share-based compensation effect on diluted shares outstanding using the treasury stock method should similarly not be included in the calculation of non-GAAP diluted shares outstanding.

Non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from Marvell’s non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Item 8.01	Other Events.

Marvell today announced that it had declared the payment of its quarterly dividend of $0.06 per share to be paid on October 2, 2014 to all shareholders of record as of September 11, 2014. The payment of future quarterly cash dividends is subject to, among other things, the best interests of its shareholders, its results of operations, cash balances and future cash requirements, financial condition, developments in ongoing litigation, statutory requirements of Bermuda law, and other factors that the board of directors may deem relevant.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2014

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Michael Rashkin
Michael Rashkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 21, 2014